Exhibit 10.4

AMENDMENT NO. 2

This Amendment No. 2 is made, executed and delivered this  15th  day of July, 2010 by Dollardex Corp., a Panama corporation (“Dollardex”), in favor of CelLynx Group, Inc., a Nevada corporation (“CelLynx”).

RECITALS

A.           On or about April 21, 2010, Dollardex executed and delivered to CelLynx a Master Global Marketing and Distribution Agreement (the “Master Agreement”);

B.           Dollardex and CelLynx executed and delivered  Amendment No. 1 in order to amend and modify certain terms of the Master Agreement, as more fully set forth in that amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other consideration, the receipt and sufficiency of which is hereby acknowledged, Dollardex and CelLynx hereby agree to Amendment No. 2 superceding Amendment No. 1 as follows:

1.           Dollardex will  suspend funding of CelLynx pending a Technology and Business review  performed and/or commissioned by  a member of the Board of Directors of CelLynx.  That review  is intended to provide the CelLynx Board,  and Dollardex  with the following information prior to  August 15,  2010.

(i)           a detailed time line for the completion of the home unit , the line item costs associated with the development of that unit for the  Americas and Canada.
(ii)          a detailed and independent review of the problems or technical hurdles  associated with the development of the home unit, i.e. uplink and downlink
(iii)         the  conditions of  the manufacturer’s order and payment schedules as related to release of product.
(iv)        a detailed use of funds to operate the business on a minimum basis considering  necessary payments, employee requirements and  negotiated payables.
(v)         a re-assessment of the costs and time line required to produce the home unit for the global market.
(vi)        a revised  budget to be approved or modified by the Board and presented to Dollardex no later than August 15, 2010. In the meantime, the parties will operate from the ’90 day forecast’ provided by management on July 14, 2010 subject to modification by the Board of CelLynx.

2.           Upon  CelLynx Board approval of this amendment ,  the Board will appoint one of  its members to conduct, supervise and commission a business and technology  review and  the Board will provide a Board Resolution  authorizing that person to act on behalf of the Board in this endeavor and authorize all  management and advisors,, past and present,  to cooperate with this process .

(a)           The funding specified  in the Original Agreement will be  provided and/or modified in accordance with the Board approved budget referred to in Section 2 (VI) above.  The budget will be provided to Dollardex on or before   August 15, 2010.

(b)           The  further consideration for the continued funding of the CelLynx Business Plan and Budget is that Dollardex will be and is  hereby appointed as the independent and exclusive Distributor of the CelLynx products throughout the world including the United States under the same terms and conditions as referred to in the Master Global Marketing and Distribution Agreement.

 Except as otherwise provided in this document, nothing shall affect or be construed to affect any of the terms or provisions of the Master Agreement nor impair the validity or enforceability thereof or any rights or powers which the parties  now or hereafter may have under or by virtue thereof in case of any default or non-fulfillment of the terms of the Master Agreement by the parties, or otherwise.

Both CelLynx and Dollardex hereby specifically ratify and consent to each and every term of the Master Agreement and this amendment.

Unless expressly defined herein, any defined term used herein shall have the meaning established and set forth therefore in the Master Agreement.

DATED the day and year first written above.

Dollardex Corp., a Panama corporation

By: /s/ Danny Bland Its: Chief Executive Officer CelLynx Group, Inc., a Nevada corporation By: /s/ Norman Collins Its: Chief Executive Officer